EXHIBIT 10.1


                      PLAN AND AGREEMENT OF REORGANIZATION


         THIS PLAN AND AGREEMENT OF REORGANIZATION (hereinafter referred to as the "Agreement") is entered into as of this 15th day of December 2003, by and between INTERNATIONAL CARD ESTABLISHMENT, INC. (hereinafter referred to as "ICE"), GLOBALTECH LEASING, INC. (hereinafter referred to as "GTL") and the undersigned shareholders of GTL (hereinafter referred to collectively as "Shareholder").

                                   WITNESSETH

         WHEREAS, GTL is a California corporation with authorized capital stock of 1,000,000 shares of no par value Common Stock, of which 396,040 shares of Common Stock were issued and outstanding as of December 15, 2003 (hereinafter "GTL Shares") As of the Closing Date (as defined in Article VIII hereof), there will be 396,040 GTL Shares issued and outstanding;

         WHEREAS, ICE is a Delaware corporation with authorized capital stock of 100,000,000 shares of $0.0005 par value Common Stock, of which 12,970,394 shares were issued and outstanding as of December 15, 2003;

         WHEREAS, ICE desires to purchase from Shareholder all of the issued and outstanding shares of GTL owned by Shareholder in exchange, solely for ICE shares of common stock ("Stock");

         WHEREAS, it is the intention of Shareholder to exchange the GTL Shares held by it for Stock of ICE, on the terms and conditions set forth herein; and

         WHEREAS, it is the intention of ICE, GTL and Shareholder that the transactions contemplated hereby constitute a tax-free "reorganization" as defined in the Internal Revenue Code of 1986, as amended, and that all the terms and provisions of this Agreement be interpreted, construed and enforced to effectuate this intent.

         NOW THEREFORE in consideration of the foregoing and the mutual covenants, promises, representations and warranties contained herein, the parties hereto agree as follows:

                                    Article I

                                    EXCHANGE


         1.1 EXCHANGE OF STOCK OF GTL. At the Closing Date in accordance with the provisions of this Agreement and applicable law, Shareholder shall transfer and ICE shall acquire all of the GTL Shares owned by Shareholder.

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                                   Article II

                                  CONSIDERATION

         2.1 EXCHANGE. Shareholder and ICE agree that all of the GTL Shares owned by Shareholder shall be exchanged with ICE for a total of five million (5,000,000) shares of ICE Common Stock. Such Stock shall be issued in certificates in such denominations, amounts and names as may be requested by Shareholder, as more fully set forth in Addendum A hereto.

         2.2 INVESTMENT INTENT. Shareholder represents and warrants that it is acquiring said Stock for investment purposes only and not with a view towards resale or redistribution in violation of state and federal securities laws. Upon request, Shareholder agrees to deliver to ICE at the closing, or after, a letter setting forth an agreement that said Stock is being acquired for investment purposes only and will not be sold except in compliance with the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

         2.3 DELIVERY. At said closing, Shareholder shall deliver certificates for the GTL Shares, duly endorsed in negotiable form, with signatures guaranteed, free and clear from all claims and encumbrances.

                                   Article III

                      REPRESENTATIONS AND WARRANTIES OF ICE

         ICE represents and warrants to Shareholder as follows:

         3.1 ORGANIZATION. ICE is a corporation duly incorporated, validly existing and, at the closing, in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease its properties and to carry on business as now being conducted.

         3.2 CAPITALIZATION. As of the closing date, the authorized capital stock of ICE shall consist of 100,000,000 shares of $0.0005 par value common stock, of which 12,970,394 shall be issued and outstanding. All said shares are validly issued, fully paid and non-assessable.

         3.3 FINANCIAL STATEMENTS. ICE has furnished to Shareholder audited financial statements as of December 31, 2002 and unaudited financial statements for the periods ending September 30, 2003. Said financial statements contain the balance sheets of ICE. All of said financial statements, (i) are in accordance with ICE's books and records, (ii) present fairly and financial position of ICE as of such dates, and its results of operations and changes in financial position for the respective periods indicated, (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and (iv) consistent with prior business practice, contain adequate reserves for all known or contingent liabilities, losses and refunds with respect to services or products already rendered or sold.

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         3.4 CHANGES IN FINANCIAL CONDITION. Except as it relates to the transactions contemplated by this Agreement, from the date of the Financial Statements to the Closing Date, there has been no material change in the properties, assets, liabilities, financial condition, business, operations, affairs or prospects of ICE from that set forth or reflected in the Financial Statements, other than changes in the ordinary course of business, none of which have been, either in any case or in the aggregate, materially adverse.

         3.5 AUTHORIZATION. ICE has the power to enter into this Agreement, and this Agreement, when duly executed and delivered, will constitute the valid and binding obligation of ICE. Other than approval by the Board of Directors and/or shareholders of ICE, no proceedings are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of ICE enforceable in accordance with its terms.

         3.6 EFFECT OF AGREEMENT. The execution and delivery by ICE of this Agreement and the consummation of the transactions herein contemplated, (i) will not conflict with, or result in a breach of the terms of, or constitute any default under or violation of, any law or regulation of any governmental authority, or the Articles of Incorporation or By-Laws of ICE, or any material agreement or instrument to which ICE is a party or by which it is bound or is subject; (ii) nor will it give to others any interest or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, leases, or business of ICE.

         3.7 MINUTE BOOK. The records of meetings and other corporate actions of ICE (including any committees of the Board) which are contained in the Minute books of ICE contain complete and accurate records of the matters reflected in such minutes.

         3.8 LITIGATION; CLAIMS. ICE is not a party to, and there are not any claims, actions, suits, investigations or proceedings pending or threatened against ICE or its business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which if determined adversely would have a material effect on the business or financial condition of ICE or the ability of ICE to carry on its business. The consummation of the transactions herein contemplated will not conflict with or result in the breach or violation of any judgment, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         3.9 TAXES AND REPORTS. At the Closing Date, ICE (i) will have filed all tax returns required to be filed by any jurisdiction, domestic or foreign, to which it is or has been subject, (ii) has either paid in full all taxes due and taxes claimed to be due by each jurisdiction, and any interest and penalties with respect thereto, and (iii) has adequately reflected as liabilities on its books, all taxes that have accrued for any period to and including the Closing Date.

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         3.10 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of ICE's knowledge ICE has complied with, and is not in violation of any federal, state, local or foreign statute, law, rule or regulation with respect to the conduct of ICE's businesses.

         3.11 FINDERS. ICE is not obligated, absolutely or contingently, to any person for financial advice, a finder's fee, brokerage commission, or other similar payment in connection with the transactions contemplated by this Agreement.

         3.12 NATURE OF REPRESENTATIONS. ICE has taken reasonable care to ensure that all disclosures and facts are true and accurate, and that there are no other material facts, the omission of which would make misleading any statement herein. Further, to the best of ICE's knowledge, no representation, warranty or agreement made by ICE in this agreement or any of the Schedules or any other Exhibits hereto and no statement made in the Schedules or any such Exhibit, list, certificate or schedule or other instrument or disclosure furnished by them in connection with the transactions herein contemplated contains, or will contain, any untrue statement of a material fact necessary to make any statement, representation, warranty or agreement not misleading.


                                   Article IV

              REPRESENTATIONS AND WARRANTIES OF GTL AND SHAREHOLDER

         GTL and Shareholder, and each of them, represent and warrant to ICE as follows:

         4.1 ORGANIZATION. GTL is a corporation duly incorporated, validly existing and, at the closing, in good standing under the laws of the State of California has the corporate power and authority to own or lease its properties and to carry on business as now being conducted.

         4.2 CAPITALIZATION. The authorized capital stock of GTL consists of one class of shares of stock, the total number of shares authorized is 1,000,000 shares of no par value Common Stock, of which 396,040 shares of Common Stock are presently issued and outstanding. All said shares are validly issued, fully paid and non-assessable. There are no outstanding options, warrants, rights, commitments or agreements of any kind relating to the issuance of any shares of Common Stock or other equity or convertible security of GTL to any person. None of the shares of Common Stock of GTL is reserved for any purpose. GTL is not subject to any obligation (contingent or otherwise), nor does it have any option to repurchase or otherwise acquire or retire any shares of its Common Stock.

         4.3 AUTHORITY. GTL and Shareholder have the full power and authority to enter into this Agreement and to carry out its obligations hereunder. Other than approval by the Board of Directors and/or Shareholder, no proceedings on the part of Shareholder are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of GTL and Shareholder enforceable in accordance with its terms.


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         4.4 FINANCIAL STATEMENTS. GTL has furnished to ICE audited financial statements as of December 31, 2002 and December 31, 2001 (the "Financial Statements). All of said Financial Statements, (i) are in accordance with GTL's books and records, (ii) present fairly and financial position of GTL as of such dates, and its results of operations and changes in financial position for the respective periods indicated, (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and (iv) consistent with prior business practice, contain adequate reserves for all known or contingent liabilities, losses and refunds with respect to services or products already rendered or sold.

         4.5 CHANGES IN FINANCIAL CONDITION. From the date of the Financial Statements to the Closing Date, there has been no material change in the properties, assets, liabilities, financial condition, business, operations, affairs or prospects of GTL from that set forth or reflected in the Financial Statements, other than changes in the ordinary course of business, none of which have been, either in any case or in the aggregate, materially adverse.

         4.6 TITLE TO ASSETS. GTL has and on the Closing date will have good record and marketable title to all its assets. Such assets are subject to no mortgage, pledge, lien, conditional sales agreement, lease, encumbrance or charge whatsoever.

         4.7 ALL PATENT/LICENSE RIGHTS. To the best of its knowledge, GTL owns or possesses the requisite licenses or other rights to use all licenses, patents, trademarks, service marks, service names and trade names presently used. There is no claim or action by any person, or proceeding pending, or threatened which challenges the exclusive rights of GTL with respect to said rights used, or contemplated to be used, in GTL's business. Nothing herein contained have or shall be deemed to constitute a representation or warranty that such licenses, patents, trademarks, or trade names may not be utilized or challenged in the future, and that they will be upheld if challenged.

         4.8 CONTRACTS/OTHER RIGHTS. Prior to the closing, GTL will furnish ICE with a true and complete list and description of all material contracts and licenses entered into by GTL (the "Contracts"), including any contracts, licenses by and between GTL and Shareholder, between them and with others. Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings to be supplied is valid and enforceable in accordance with its terms. GTL is not in default of the performance, observance or fulfillment of any material obligations, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder; furthermore, except as may be disclosed in writing at the time of delivery, no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of GTL, contains any contractual requirement with which there is a likelihood GTL will be unable to comply.

         4.9 EFFECT OF AGREEMENT. The execution and delivery by GTL and Shareholder of this Agreement and the consummation of the transactions herein contemplated, (i) will not conflict with, or result in a breach of the terms of, or constitute a default under or violation of, any law or regulation of any governmental authority, or the Articles of Incorporation or By-Laws of ICE, or any material agreement or instrument to which GTL or Shareholder is a party or

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give rise to any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, leases, or business of GTL.

         4.10 PERSONAL PROPERTY. All of the property, assets and equipment owned by or used by GTL is in good repair, well maintained, and in good and satisfactory operating condition consistent with their age, free from any known defects, except such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations and such property, assets, and equipment which is owned by GTL is valued on the Financial Statements at original purchase price less reasonable depreciation consistently applied in accordance with generally accepted accounting principles.

         4.11 MINUTE BOOK. The records of meetings and other corporate actions of Shareholder and the Board of Directors (including any committees of the Board) of Shareholder and GTL which are contained in the Minute books of Shareholder and GTL contain complete and accurate records of the matters reflected in such minutes.

         4.12 LITIGATION; CLAIMS. Neither Shareholder nor GTL is a party to, and there are not any claims, actions, suits, investigations or proceedings pending or threatened against GTL or its business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which if determined adversely would have a material effect on the business or financial condition of GTL or the ability of GTL to carry on its business. The consummation of the transactions herein contemplated will not conflict with or result in the breach or violation of any judgment, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         4.13 TAXES AND REPORTS. At the Closing Date, GTL (i) will have filed all tax returns required to be filed by any jurisdiction, domestic or foreign, to which it is or has been subject, (ii) has either paid in full all taxes due and taxes claimed to be due by each jurisdiction, and any interest and penalties with respect thereto, and (iii) has adequately reflected as liabilities on its books, all taxes that have accrued for any period to and including the Closing Date. No state of facts exists or has existed which would constitute grounds for the assessment of any taxes with respect to the periods which have not been audited by the Internal Revenue Service or any other taxing authority. There are no outstanding tax elections, or agreements or waivers extending the statutory period of limitation, applicable to any federal or state return for taxes of ICE for any period.

         4.14 PERSONNEL. Included in the corporate records described, in part, in 4.11, is a true and correct list of all directors, officers and employees of GTL. GTL is not aware that any officer or employee has any intention to terminate his or her employment with GTL and GTL is not a party to or bound by any employment agreement, or collective bargaining or other labor agreement.

         4.15 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of their knowledge, GTL and Shareholder have complied with, and are not in violation of any federal, state, local or foreign statute, law, rule or regulation with

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respect to the conduct of GTL's businesses, which violation might have a material adverse effect on the business, financial condition or earnings of GTL.

         4.16 FINDERS. GTL and Shareholder, and each of them, are not obligated, absolutely or contingently, to any person for financial advice, a finder's fee, brokerage commission, or other similar payment in connection with the transactions contemplated by this Agreement.

         4.17 LEASES. Prior to the closing, GTL will furnish ICE with a true and complete list and description of all leases of real property and equipment by and between GTL and the lessees. Each of said leases are valid and enforceable in accordance with its terms.

         4.18 NATURE OF REPRESENTATION. GTL and Shareholder have taken reasonable care to ensure that all disclosures and facts are true and accurate and that there are no other material facts, the omission of which would make misleading any statement herein. Further, no representation, warranty or agreement made by GTL and Shareholder in this Agreement or any of the Schedules or any other Exhibits hereto and no statement made in the Schedules or any such Exhibit, list, certificate or schedule or other instrument or disclosure furnished by them in connection with the transactions herein contemplated contains, or will contain, any untrue statement of a material fact necessary to make any statement, representation, warranty or agreement not misleading.


                                    Article V

                              ACCESS TO INFORMATION

         5.1 ACCESS TO INFORMATION. GTL and Shareholder shall afford representatives of ICE reasonable access to officers, personnel, and professional representatives of GTL and to the financial, contractual and corporate records of GTL as shall be reasonably necessary for ICE's investigations and appraisal of GTL.

         5.2 EFFECT OF INVESTIGATIONS. Any such investigation by ICE of GTL shall not affect any of the representations and warranties hereunder and shall not be conducted in such manner as to interfere unreasonably with the operation of the business of GTL.


                                   Article VI

                        CONDITIONS TO OBLIGATIONS OF ICE

         The obligations of ICE under this Agreement are, at the option of ICE, subject to the satisfaction, at and prior to the Closing Date, of the following conditions:

         6.1 FULFILLMENT OF COVENANTS. All the terms, covenants and conditions of this Agreement to be complied with and performed by GTL at or before the Closing Date shall have been duly complied with and performed.

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         6.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES; OTHER, DOCUMENTS. All
of the representations and warranties made by all parties to this Agreement shall be true as of the Closing Date.

         6.3 NO LITIGATION. There shall be no action, proceeding, investigation or pending or actual litigation the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon GTL, or any of the officers or directors thereof, because of this consummation of the transactions contemplated by this Agreement.


                                   Article VII

                    CONDITIONS TO OBLIGATIONS OF SHAREHOLDER

         The obligations of Shareholder under this Agreement are, at the option of Shareholder, subject to the satisfaction, at and prior to the Closing Date, of the following conditions:

         7.1 FULFILLMENT OF COVENANTS. All the terms, covenants and conditions of this Agreement to be complied with and performed by ICE at or before the Closing Date shall have been duly complied with and performed.

         7.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES; OTHER DOCUMENTS. All of the representations and warranties made by all parties to this Agreement shall be true as of the Closing Date.

         7.3 NO LITIGATION. There shall be no action, proceeding, investigation or pending or actual litigation the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon Shareholder, GTL, or any of the officers or directors thereof, because of the consummation of the transactions contemplated by this Agreement.

         7.4 GTL SHAREHOLDERS' APPROVAL. GTL shall have obtained the written consent of the majority of the holders of all outstanding shares of Common Stock of GTL entitled to vote thereat, wherein said shareholders shall have voted in favor of approving and ratifying the transactions contemplated by this Agreement.


                                  Article VIII

                                     CLOSING

         8.1 CLOSING DATE. The consummation of the exchange shall take place on January 29, 2003, 1:45 p.m., at the offices of ICE at 300 Esplanade Drive, Suite 1950, Oxnard, California 93036, or such other time or place as shall be mutually agreed upon by the parties to this Agreement.

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         8.2 ACTIONS TO BE TAKEN BY PARTIES ON THE CLOSING DATE. On the Closing
Date, each party shall deliver to the other all documents or agreements provided or herein to be delivered on the Closing Date.


                                   Article IX

                         INDEMNIFICATION AND ARBITRATION

         9.1 INDEMNIFICATION. Each of the parties agree to indemnify and hold harmless the other against any and all damages, claims, losses, expenses, obligations and liabilities (including reasonable attorney's fees) resulting from or related to any breach of, or failure by each of the parties to perform any of their representations, warranties, covenants, conditions or agreements in this Agreement or in any schedule, certificate,, exhibit or other document furnished, or to be furnished under this Agreement.

         9.2 CLAIMS OF INDEMNIFICATION. Any claim for indemnification pursuant to this Agreement shall be made in writing and delivered to the other party in accordance with 12.3 below, and shall specify in reasonable detail the nature and amount of the claim to the other.


                                    Article X

                               PAYMENT OF EXPENSES

         10.1 EXPENSES . Each party shall bear its own expenses relating to this transaction.


                                   Article XI

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         11.1 SURVIVAL. All statements contained in the Schedules, any Exhibit or other instrument delivered by or on behalf of the parties hereto or in connection with the transactions contemplated by this Agreement shall be deemed to be representations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.


                                   Article XII

                                     GENERAL

         12.1 PARTIAL INVALIDITY. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

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         12.2 WAIVER. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed and extension of the time for performance of any other obligation or act.

         12.3 NOTICES. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon mailing thereof.

                   To:      International Card Establishment, Inc.
                            300 Esplanade Drive
                            Suite 1950
                            Oxnard, CA 93036

                   To:      GlobalTech Leasing, Inc.
                            300 Esplanade Drive
                            Suite 1960
                            Oxnard, CA 93036

         Notice of change of address shall be given by written notice in the manner detailed in this subparagraph 12.3.

         12.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

         12.5 PROFESSIONAL FEES. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorney's fees, accounting fees, and other professional fees resulting therefrom.

         12.6 ENTIRE AGREEMENT. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

         12.7 TIME OF ESSENCE. The parties hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and non-curable (but waivable) default under this Agreement by the party so failing to perform.

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         12.8 CONSTRUCTION. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. In the event the date on which any party is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding day.

         12.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one instrument.

         12.10 GOVERNING LAW. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day first above here written.


Dated: December 15, 2003            GLOBALTECH LEASING, INC.



                                    By: /s/ CHARLES SALYER
                                    _________________________
                                    Charles Salyer, President





Dated: December 15, 2003            INTERNATIONAL CARD ESTABLISHMENT, INC.



                                    By: /s/ WILLIAM LOPSHIRE
                                    _________________________________________
                                    William Lopshire, Chief Executive Officer







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